Exhibit 10.1

AMENDMENT #2 TO JX Luxventure GROUP INC.

2022 EQUITY INCENTIVE PLAN

This Amendment #2 (the “Plan Amendment”) to the JX Luxventure Group Inc. New 2022 Equity Incentive Plan, as amended by Amendment #1 (the “2022 EIP”), is entered into as of August 1, 2025, by JX Luxventure Group Inc., a non-resident domestic corporation incorporated in the Republic of the Marshall Islands (the “Company”). All capitalized terms used and not defined herein shall have the meanings given to such terms in the 2022 EIP.

RECITALS

A. The Company initially adopted the 2022 EIP on October 26, 2022, which authorized for issuance up to 1,000,000 shares of common stock (as retroactively adjusted to give effect to a 1-for-10 reverse stock split, effective as of April 26, 2023 and a 1-for-4 reverse stock split, effective as of December 27, 2024).

B. On May 7, 2025, the Company adopted Amendment #1 to the 2022 EIP, following approval from the Board and shareholders of the Company, pursuant to which, among other things, the maximum aggregate number of Shares authorized for issuance under the 2022 EIP increased from 1,000,000 to 25,000,000.

C. On August 1, 2025, the Board of Directors and the holders of majority of the outstanding capital stock of the Company, approved this Plan Amendment, to decrease the maximum aggregate number of Shares authorized for issuance under the 2022 EIP from 25,000,000 to 10,000,000.

Pursuant to the authority contained in Section 20(a) of the 2022 EIP, the Company now desires to amend the 2022 EIP as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in the 2022 EIP, the Company agrees as follows:

1. Section 3(a) of the 2022 EIP is deleted in its entirety and the following is substituted in lieu thereof:

“Shares Subject to the 2022 EIP. Subject to the provisions of Section 13, the maximum aggregate number of Shares authorized for issuance under the 2022 EIP shall be ten million (10,000,000), subject to adjustment for any decrease or increase in the number of Shares resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the Common Stock or any other decrease in the number of such Shares effected without receipt of consideration by the Company.”

2. Except to the extent expressly amended or modified in this Plan Amendment, the 2022 EIP shall remain in full force and effect as initially adopted and amended by Amendment #1.

IN WITNESS WHEREOF, the undersigned has executed this Plan Amendment as of the day and year first above written.

JX LUXVENTURE GROUP INC.

By:	/s/ Sun Lei
Sun Lei
Chief Executive Officer